Exhibit 4.1

EAGLE POINT TRINITY SENIOR SECURED LENDING COMPANYSUBSCRIPTION AGREEMENT CONFIDENTIAL THE COMMON SHARES OF BENEFICIAL INTEREST (THE “SHARES”) OF EAGLE POINT TRINITY SENIOR SECURED LENDING FUND (THE “FUND”), AS DESCRIBED FURTHER IN THE PRIVATE PLACEMENT MEMORANDUM RELATING TO THIS OFFERING (THE “MEMORANDUM”), HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY U.S. STATES OR OTHER JURISDICTIONS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT (1) AS PERMITTED BY THE FUND AND (2) UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION, QUALIFICATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR BY ANY U.S. STATE OR OTHER SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Eagle Point Trinity Senior Secured Lending Company Subscription Agreement Eagle Point Trinity Senior Secured Lending Company (referred to herein as the “Fund”) 1. Investment Amount, Investment/Purchase Type and Delivery Instructions Investment amount INVESTMENT TYPE (select one) ☐ Initial Investment ($2,500 minimum investment amount) ☐ Additional Purchase ($500 minimum investment amount) Account Number: SHARE TYPE (select one) ☐ Brokerage (“A Shares”) ☐ Advisory (Selling Commission Waived) (“R Shares”)* *Not all B/Ds are eligible. To confirm eligibility for ☐ Institutional (“I Shares”) Fund Shares, call/email your B/D or Fund Call Center DELIVERY INSTRUCTIONS (select one) Please complete a Subscription Agreement and send the Subscription Agreement and funds per the instructions below. *Cash, money order, or counter checks, third party checks and traveler’s checks will NOT be accepted. If a check received from an investor is returned for insufficient funds or otherwise not honored, the Fund, or its agent, may return the check with no attempt to redeposit. In such event, any issuance of the Shares or declaration of distributions on Shares may be rescinded by the Fund. The Fund may reject any Subscription Agreement, in whole or in part, in its sole discretion. To ensure the fastest possible processing of this Subscription Agreement, all relevant information must be completed. Each Subscription Agreement will be accepted or rejected as soon as reasonably possible. However, the Fund has up to 30 days to accept or reject each Subscription Agreement from the date the Subscription Agreement is received by the Fund’s Processing Agent. Investors will receive confirmation of their purchase. Custodial accounts, forward Subscription Agreement to the custodian. Please indicate below how funds will be delivered. Make checks payable to “Eagle Point Trinity Senior Secured Lending Company” or to the custodian of record for qualified plan or brokerage account investments. LI By Wire Transfer: Account Name: Computershare Inc, AAF Eagle Point Trinity Senior Secured Lending Company Account Address: 150 Royall St Ste 101, Canton, MA 02021 ABA: 026009593 Account Number: 004451740818 LI Standard Mail: Computershare PO Box 43007 Providence, RI 02940 LI Overnight Mail: Computershare Attn: Alternative Investments Subscriptions 150 Royall St, Suite 101 Canton, MA 02021 Eagle Point Trinity Senior Secured Lending Company Telephone 1-203-900-5833 • Email EPTFund@eaglepointsecurities.com 1

Eagle Point Trinity Senior Secured Lending Company
Subscription Agreement

2. Form of Ownership (select one)

NON-QUALIFIED ACCOUNT

- ○ Individual
- ○ Individual with **Transfer on Death***
  *Requires Transfer on Death form that can be found by emailing EPTFund@eaglepointsecurities.com. If Transfer on Death form is not provided, account will be considered individual.
- ○ Joint Tenants with Right of Survivorship
- ○ Joint Tenants with **Transfer on Death***
  *Requires Transfer on Death form that can be found by emailing EPTFund@eaglepointsecurities.com. If Transfer on Death form is not provided, account will be considered joint.
- ○ Community Property
- O Tenants in Common
- O Trust*
  - ○ Revocable
  - ○ Irrevocable

  Date Established **(required)** ☐

  *Please provide first and signature page of Trust Document.
- ○ Uniform Gift to Minors Act or the Uniform Transfer to Minor Act State of____________________
- ○ Non-Profit Organization*
  *Formation document or evidence of Authorized signers required
- ○ Disregarded Entity
- ○ Partnership or LLC*
  *Authorized Agent must sign or initial
- ○ Company or Corporation*
  - ○ S - Corporation
  - ○ C - Corporation

  *Articles of incorporation or corporate resolution required

Other: ____________________________
Please Specify

QUALIFIED PLAN ACCOUNT

- ○ Traditional IRA
- ○ ROTH IRA
- ○ SEP/IRA
- ○ Rollover IRA
- ○ Inherited/Beneficial IRA*
  Decedent Name:
- ○ Define Benefit Plan
- ○ Qualified Pension or Profit Sharing Plan
- ○ Other:
  Please Specify

3. Investor Information (Complete Sections A-C)

Section A

Name of Investor, Trustee, or Authorized Signer **(Required)** ____________________

Name of Joint Investor ____________________

Name of Trust, Entity, or Plan ____________________

Investor Date of Birth / Trust or Entity Date (MM/DD/YYYY) **(Required)** __________ Investor SSN **(Required)** __________

Joint Investor Date of Birth (MM/DD/YYYY) __________ Joint Investor SSN __________

Entity Tax ID (If Applicable) ____________________

Eagle Point Trinity Senior Secured Lending Company
Telephone 1-203-900-5833 • Email EPTFund@eaglepointsecurities.com 2

2025

Eagle Point Trinity Senior Secured Lending Company
Subscription Agreement

Section B

Investor, Trustee, or Authorized Signer's Primary Address **(Required)** - No P.O Box

City | State | Zip Code

Primary Phone **(Required)** | Business Phone | Phone Extension

Email Address

Section C

Please specify your citizenship status: **(Required)**

O U.S. Citizen O U.S Citizen Residing Outside USA ________________________ O Resident Alien O Non-Resident Alien*
Country

*If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W8E)

4. Custodian Information (required for IRA accounts and accounts with shares held by a custodian)*

Custodian Name

Custodian Tax ID Number

Custodian/Brokerage Acct. Number

Custodian Medallion Signature Guarantee **(Required)**	Date (mm/dd/yyyy)

0. Distribution Options

You are AUTOMATICALLY enrolled in Eagle Point Trinity Senior Secured Lending Company's Distribution Reinvestment Plan pursuant to which we will automatically reinvest cash distributions into the Fund on your behalf at a price equal to 95% of the Shares' most recently determined net asset value unless you check one of the boxes below. Please consult your Custodian to confirm that they approve participation in the Distribution Reinvestment Plan. (Refer to the PPM for terms of the Distribution Reinvestment Plan.)

☐ Split Distribution (50% Cash and 50% Reinvestment into new

☐ shares) Cash Distribution (and Cash Portion of Split Distribution):

☐ Electronic Deposit (ACH) (For Direct Investors Only)
☐ Mail to Street Address on Record (For Direct Investors Only)
☐ Brokerage or Custodial Account*

* All distributions for custodial accounts will be sent to the


Your Name
1001
$
BANK NAME
Check Number

(MUST ENCLOSE A VOIDED CHECK OR VERIFICATION FROM BANK)

Name of Financial Institution

ABA Routing Number (FOR ACH ONLY)

Account Number

Eagle Point Trinity Senior Secured Lending Company
Telephone 1-203-900-5833 • Email EPTFund@eaglepointsecurities.com 3

2025

Eagle Point Trinity Senior Secured Lending Company Subscription Agreement The Fund is authorized to deposit distributions to the checking, savings or brokerage account indicated above. This authority will remain in force until the Fund is notified otherwise in writing. If the Fund erroneously deposits funds into the account, the Fund is authorized to debit the account for an amount not to exceed the amount of the erroneous deposit. 6. Electronic Delivery Form (optional) Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications, statements of account activity and reports (excluding tax forms), company announcements such as press releases and marketing materials, and Computershare materials regarding available services, you may elect to receive electronic delivery of such shareholder communications from Eagle Point Trinity Senior Secured Lending Company or its transfer agent. If you would like to consent to electronic delivery, including pursuant to email at the email address provided in Section 3 of this subscription agreement, initial the box below for this election. By consenting below to electronically receive the applicable communications, including your account-specific information, you authorize us to either (i) email shareholder communications to you directly or (ii) make them available on our website or through an online portal and notify you when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. To unsubscribe or revoke your consent for electronic delivery, or to make changes to some or all of your delivery preferences, log in to Investor Center with your User ID and Password at www.computershare.com, go to My Profile and Update Communication Preferences. If you no longer have Internet access, you may revoke your consent by writing to us at Computershare Inc., P.O. Box 43007, Providence, RI 02940-3007 and identifying the documents you no longer wish to receive electronically. You may at any time request to have a paper copy of these documents provided to you at no cost by contacting Computershare by phone, by email at web.queries@computershare.com or by mail at Computershare Inc., P.O. Box 43007, Providence, RI 02940-3007. By consenting to electronic delivery, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials, and you are confirming that you have access to email and agree to notify us if you no longer have access. I consent to electronic delivery of all of the above listed documents and all communications related to the Eagle Point Trinity Senior Secured Lending Company. Eagle Point Trinity Senior Secured Lending Company Telephone 1-203-900-5833 • Email EPTFund@eaglepointsecurities.com 4 Signature of Investor/Trustee OR Custodian Date (mm/dd/yyyy) Email Address (please print) Signature of Joint Investor/Trustee OR Custodian Date (mm/dd/yyyy)

Eagle Point Trinity Senior Secured Lending Company Subscription Agreement 7. Investor Acknowledgments and Representations (Please complete sub-sections A-C) (A) Accredited Investor Status: The investor represents and warrants that the investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has checked the box or boxes below which are next to the category or categories under which the investor qualifies as an accredited investor. In addition, the investor has reviewed and agrees to all of the representations, warranties, and covenants in the “Bad Actor” addendum attached in Appendix A to this Subscription Agreement. If an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then select one or more of the categories indicated below: LI A natural person whose individual net worth, or joint net worth with his or her spouse or spousal equivalent, exceeds $1,000,000.1 LI A natural person who had individual income exceeding $200,000 in each of the last two calendar years, or joint income with his or her spouse or spousal equivalent exceeding $300,000 in each of the last two calendar years, and who has a reasonable expectation of reaching the same income level in the current calendar year. LI A director, executive officer or general partner of the Fund. LI A natural person who holds, in good standing, one of the following professional certifications or licenses: the General Securities Representative license (Series 7); the Private Securities Offerings Representative license (Series 82); or the Investment Adviser Representative license (Series 65). If a trust, then select one or more of the categories below: LI A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act. LI The Investor is a trust having as its trustee or co-trustee a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association, or another institution as defined in Section 3(a)(5)(A) of the Securities Act, which makes or participates in the investment decision. LI The Investor is a revocable trust which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors. 1 For purposes of this section, (1) “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person's primary home) over total liabilities, (2) "total liabilities" excludes any mort gage on the primary home in an amount of up to home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Shares are purchased, but includes (i) any mortgage amount in excess of the home's fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sales of Shares for the purpose of investing in the Shares, and (3) "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse. Eagle Point Trinity Senior Secured Lending Company Telephone 1-203-900-5833 • Email EPTFund@eaglepointsecurities.com 5

Eagle Point Trinity Senior Secured Lending Company Subscription Agreement If a corporation, partnership, limited liability company, or other corporate entity (other than a trust), then select one or more of the categories indicated below: LI A bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity. LI A broker-dealer registered pursuant to Section 15 of the Exchange Act. LI An investment adviser registered pursuant to Section 203 of the Investment Advisers Act or registered pursuant to the laws of a state. LI An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act. LI An insurance company as defined in Section 2(a)(13) of the Securities Act. LI An investment company registered under the Investment Company Act. LI A business development company as defined in Section 2(a)(48) of the Investment Company Act. LI A small business investment company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958. LI A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act. LI A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5 million. LI An employee benefit plan within the meaning of ERISA if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors. *If this box is checked, additional documentation is required. Please contact a Fund representative for further information.* LI A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act. LI An organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5 million. LI An entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors. LI An entity of a type not listed in clauses (a) through (o) above, that is not formed for the specific purpose of acquiring the Shares and owns investments in excess of $5 million. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act. LI A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act, that (i) has assets under management in excess of $5 million; (ii) was not formed for the specific purpose of acquiring the Shares and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment. Eagle Point Trinity Senior Secured Lending Company Telephone 1-203-900-5833 • Email EPTFund@eaglepointsecurities.com 6

Eagle Point Trinity Senior Secured Lending Company Subscription Agreement LI A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements of clause (q) above and whose prospective investment in the Fund is directed by that family office pursuant to clause (q)(iii) above. (B) Investor Acknowledgment By signing below, you hereby acknowledge and agree: • This Subscription Agreement relates to an investment in Eagle Point Trinity Senior Secured Lending Company. • You have relied solely on the Memorandum and documents expressly incorporated therein and not on any other written or oral statements. You agree that the Memorandum is confidential and shall not be reproduced or distributed except to your agents or advisers who are bound by confidentiality. • The Shares may not be sold, assigned, pledged, hypothecated or otherwise transferred, directly or indirectly, without the prior written consent of the Fund, which may be withheld in the Fund’s sole discretion. Any purported transfer in violation of the foregoing shall be null and void ab initio. The Fund may condition any consent on receipt of information and opinions of counsel satisfactory to the Fund. • If you are subject to ERISA or are a tax‑exempt entity, you have consulted independent counsel, determined the investment is permissible and prudent, will not result in a prohibited transaction, understands potential UBTI, and assume all responsibility for compliance. • You are not a Prohibited Person (including on the OFAC SDN List), the subscription funds are not derived from illegal activity, and this investment will not cause the Fund to violate applicable AML, sanctions, or anti‑terrorism laws. • As the Fund’s sole liquidity option for investors, the Fund may, but is not required to, periodically offer to repurchase a limited number of Shares. In connection with any such repurchase offer it is possible you will receive less than your initial purchase price. • Our Shares are not listed on any securities exchange, and we do not expect a secondary market in the Shares to develop. • You should consider that you may not have access to the money you invest for an indefinite period of time. • Because you will be unable to sell your Shares (except pursuant to any periodic Fund repurchases), you may be unable to reduce your exposure in any market downturn. • We may pay distributions from sources other than earnings which may affect future distributions. • The amount of distributions, if any, are uncertain and at the discretion of the Fund’s board of trustees. • An investment in our Shares is not suitable for you if you need short-term liquidity. • Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to shareholders through distributions will be distributed after payment of fees and expenses. • Our distributions to shareholders may be funded in significant part from the reimbursement of certain expenses, including through the waiver of certain investment advisory fees, that will be subject to repayment to our investment adviser. • Significant portions of these distributions may not be based on our investment performance, and such waivers and reimbursements may not continue in the future. The repayment of any amounts owed will reduce our net investment income, which may result in reduced future distributions to which you would otherwise be entitled. • The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Eagle Point Trinity Senior Secured Lending Company Telephone 1-203-900-5833 • Email EPTFund@eaglepointsecurities.com 7

Eagle Point Trinity Senior Secured Lending Company Subscription Agreement (C) Financial Advisor Representations The undersigned financial advisor or investor representative (each, an “Investor Representative”) confirms, which confirmation is made on behalf of the applicable selling broker-dealer with respect to sales of securities made through a broker-dealer, by its signature that it: • has a pre-existing relationship with the investor and has not induced the investor to invest in the Fund because of any form of general solicitation or general advertising as such terms are used in the relevant rules promulgated under the Securities Act; • has reasonable grounds to believe that the information and representations concerning the investor(s) identified herein are true, correct and complete in all respects, including the investor’s status as an “accredited investor” as defined in Section 501(a) of Regulation D of the Securities Act, and is not aware of a disqualifying event applicable to the investor(s) under Section 506(d) of Regulation D of the Securities Act; • has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor(s) is properly authorized and identified; • has discussed such investors’ prospective purchase of Shares with such investor(s); • has advised such investor(s) of all pertinent facts with regard to the liquidity and marketability of the Shares; • has made available the Memorandum and related amendments and supplements, if any, to such investor(s); and • has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor(s) and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. In addition, such Investor Representative or its applicable financial institution, acting in its capacity as agent, financial advisor or investor representative, has performed functions required by federal and state securities laws and, as applicable, FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by its relationship with the investor(s) identified on this document. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. Substitute IRS Form W-9 Certification: Under penalties of perjury, I certify that: (1) The number shown on this Subscription Agreement is my correct taxpayer identification number; and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. citizen or other U.S. person (defined in IRS Form W-9 instructions); and (4) I certify I am not subject to FATCA withholding. CERTIFICATION INSTRUCTIONS: YOU MUST CROSS OUT CERTIFICATION (2) IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE YOU HAVE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON YOUR TAX RETURN. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Each investor must sign the below: (Custodians must sign on custodial account) Eagle Point Trinity Senior Secured Lending Company Telephone 1-203-900-5833 • Email EPTFund@eaglepointsecurities.com 8

Eagle Point Trinity Senior Secured Lending Company Subscription Agreement Eagle Point Trinity Senior Secured Lending Company Telephone 1-203-900-5833 • Email EPTFund@eaglepointsecurities.com 9 Primary Investor Initials Joint Investor Initials Each investor must initial the following representations: 8. Important Rights, Certifications, Authorizations and Financial Representations In order to induce the Fund to accept this Subscription Agreement, I (we) hereby represent and warrant as follows*: * A power of attorney may not be granted to any person to make such representations on behalf of investor(s). Only fiduciaries such as trustees, guardians, conservators, custodians and personal representatives may make such representations on behalf of investor(s). a) I/we have received the Memorandum for the Fund (as amended or supplemented). b) I (we) acknowledge that Shares of this offering are illiquid and appropriate only as a longterm investment: c) I (we) represent that I am (we are) either purchasing the Shares for my (our) own account, or if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) a trustee or authorized agent, I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee or authorized agent: Signature of Investor Date (mm/dd/yyyy) Signature of Joint Investor (if applicable) Date (mm/dd/yyyy) Signature of Financial Advisor/Investor Representative Date (mm/dd/yyyy) Signature of Broker Dealer / Investor Representative Home Office (if required) Date (mm/dd/yyyy)

Eagle Point Trinity Senior Secured Lending Company Subscription Agreement 9. Financial Advisor or Investor Representative Information Name of Participating Broker/Dealer or Financial Institution Broker/Dealer or Financial Institution EIN CRD Name of Financial Advisor(s)/Investor Representative(s) Advisor(s) CRD Branch ID Office Telephone Cell Phone Email Address Mailing Address (street) (city/state) (ZIP) 10. Privacy Policy We are committed to protecting your privacy. This privacy notice explains our privacy policies and those of our affiliated companies. The terms of this notice apply to both current and former Shareholders. Terms used below and not defined herein shall have the meanings assigned to such terms in the Memorandum. We safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain procedural safeguards that are reasonably designed to comply with federal standards. We have implemented procedures that are designed to restrict access to your personal information to authorized employees of the Adviser, the Sub-Adviser, the Administrator and their affiliates who need to know your personal information to perform their jobs, and in connection with servicing your account. Our goal is to limit the collection and use of information about you. While we may share your personal information with our affiliates in connection with servicing your account, our affiliates are not permitted to share your information with non-affiliated entities, except as permitted or required by law. When you purchase Shares and in the course of providing you with products and services, we and certain of our service providers, such as transfer agent, may collect personal information about you, such as your name, address, social security number or tax identification number. This information may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from your transactions, from your brokerage or financial advisory firm, financial adviser or consultant, and/or information captured on applicable websites. Eagle Point Trinity Senior Secured Lending Company Telephone 1-203-900-5833 • Email EPTFund@eaglepointsecurities.com 10 Advisor Rep Code

Eagle Point Trinity Senior Secured Lending Company Subscription Agreement We do not disclose any personal information provided by you or gathered by us to non-affiliated third parties, except as permitted or required by law or for our everyday business purposes, such as to process transactions or service your account. For example, we may share your personal information in order to send you annual and semiannual reports, proxy statements and other information required by law, and to send you information we believe may be of interest to you. We may disclose your personal information to unaffiliated third-party financial service providers (which may include a custodian, transfer agent, accountant or financial printer) who need to know that information in order to provide services to you or to us. These companies are required to protect your information and use it solely for the purpose for which they received it or as otherwise permitted by law. We may also provide your personal information to your brokerage or financial advisory firm and/or to your financial adviser or consultant, as well as to professional advisors, such as accountants, lawyers and consultants. We reserve the right to disclose or report personal or account information to non-affiliated third parties in limited circumstances where we believe in good faith that disclosure is required by law, such as in accordance with a court order or at the request of government regulators or law enforcement authorities or to protect our rights or property. We may also disclose your personal information to a non-affiliated third party at your request or if you consent in writing to the disclosure. Eagle Point Trinity Senior Secured Lending Company Telephone 1-203-900-5833 • Email EPTFund@eaglepointsecurities.com 11

Eagle Point Trinity Senior Secured Lending Company Subscription Agreement Appendix A – “Bad Actor” Addendum The investor hereby confirms that the foregoing statements are true, accurate and complete. The investor further acknowledges, represents, warrants and agrees that (a) the Fund is relying on these responses in order to satisfy certain obligations the Fund has under federal securities laws, including in connection with SEC filings made by or with respect to the Fund, (b) the investor has acted with reasonable care in conducting due diligence (including, in light of the circumstances, making factual inquiry into the existence of any disqualification) to confirm the veracity of its responses, and (c) for so long as the investor holds any Interest in the Fund, the investor will notify the Fund in writing as soon as reasonably practicable if there is any change in any of the responses set forth herein or if the beneficial owner becomes aware of any pending or threatened proceeding, judgment, order, or other action or circumstance that is reasonably likely to result in any change in the responses set forth herein. 1. The beneficial owner has not, within the last ten (10) years, been convicted of a felony or misdemeanor in connection with the purchase or sale of any security, involving the making of any false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities. 2. The beneficial owner is not subject to any order, judgment, or decree of any court of competent jurisdiction, entered in the last five (5) years, that restrains or enjoins the beneficial owner from engaging in or continuing to engage in any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities. 3. The beneficial owner is not subject to a Final Order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the CFTC, or the National Credit Union Administration that: - bars the beneficial owner from association with an entity regulated by such commission, authority, agency, or officer; engaging in the business of securities, insurance, or banking; or engaging in savings association or credit union activities; or - constitutes a Final Order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct within the last ten (10) years. 4. The beneficial owner is not subject to an order of the SEC pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act that suspends or revokes the beneficial owner’s registration as a broker, dealer, municipal securities dealer, or investment adviser; places limitations on the beneficial owner’s activities, functions, or operations; or bars the beneficial owner from being associated with any entity or from participating in the offering of any penny stock. 5. The beneficial owner is not subject to any order of the SEC, entered in the last five (5) years, that orders the beneficial owner to cease and desist from committing or causing a violation or future violation of any scienter-based anti-fraud provision of the federal securities laws or Section 5 of the Securities Act. 6. The beneficial owner is not suspended or expelled from membership in or suspended or barred from association with a member of, a securities self-regulatory organization (SRO) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade. 7. The beneficial owner has not filed as a registrant or issuer, and has not been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within the last five (5) years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, and is not currently the subject of an investigation or proceeding to determine whether such a stop order or suspension order should be issued. 8. The beneficial owner is not subject to a United States Postal Service false representation order entered into within the last five (5) years, and is not subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations. 9. The beneficial owner has not obtained a waiver from disqualification under Rule 506(d)(2) from the SEC or from the court or regulatory authority that entered the relevant order, judgment, or decree. Eagle Point Trinity Senior Secured Lending Company Telephone 1-203-900-5833 • Email EPTFund@eaglepointsecurities.com 12